UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event reported):
June 2, 2025

Grocery Outlet Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5650 Hollis Street, Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)
(510) 845-1999
(Registrant's telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by Grocery Outlet Holding Corp., a Delaware corporation (the "Company"), in connection with the matters described herein.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 2, 2025, the stockholders of the Company approved amendments (the “Amendments”) to the Company’s Restated Certificate of Incorporation at the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”) to: (a) provide the Company’s stockholders with the right to call a special meeting of the stockholders as provided in the bylaws of the Company and (b) permit the exculpation of officers consistent with changes to the Delaware General Corporation Law, as amended (the “DGCL”). In order to implement the Amendments, the Company filed the Restated Certificate of Incorporation of the Company (the “Restated Charter”) with the Secretary of the State of Delaware on June 4, 2025, effective upon filing. More detailed descriptions of the Amendments were set forth in Proposals 4 and 5 in the Company’s definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 17, 2025 (the “Proxy Statement”), which descriptions and Appendices A and B thereof are incorporated herein by reference and are qualified in their entirety by reference to the full text of the Restated Charter filed herewith.
The Board of Directors of the Company (the “Board”) approved each of the Amendments and the Restated Charter incorporating the Amendments. The full text of the Restated Charter is attached as Exhibit 3.1 and is incorporated herein by reference. In addition, a copy of the Restated Charter marked to show the above Amendments is attached as Exhibit 3.2 and is incorporated herein by reference.
In connection with the implementation of the stockholder right to call special meetings and to make certain conforming, clarifying, updating and technical revisions as described below, on June 3, 2025, the Board amended and restated the bylaws of the Company (as so amended and restated, the “Amended Bylaws”), effective immediately.
As discussed in the Proxy Statement, to establish procedural safeguards regarding stockholders’ right to request a special meeting of the stockholders of the Company, the Amended Bylaws provide for the following, among other requirements:
•To request a special meeting, stockholders must hold, at the time the special meeting request is delivered, net long ownership of at least 25% of the voting power of the Company’s shares outstanding and entitled to vote on each matter to be brought before the special meeting for at least one year. A person will be deemed to have net long ownership for this purpose of Company shares that such person beneficially owns over which they have full power to vote or direct the voting, full economic interest (i.e., opportunity to profit and risk of loss), and full power to dispose of or direct the disposition, subject to certain exclusions. Shares held in the name of a nominee or other intermediary shall be deemed “owned” by a holder so long as the holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A holder’s ownership of shares shall be deemed to continue during any period in which the person has delegated voting power to another person that is revocable at any time by the holder, but not during any period in which the holder has loaned the shares.
•Stockholders that request a special meeting must provide the Company with certain specified information including, but not limited to, (a) the reason for the requested special meeting and a description of the business to be conducted at the meeting; (b) the same information and representations that would be required to propose that action or nominate a candidate at an annual meeting; (c) the text of any resolutions to be considered by stockholders at the special meeting; (d) documentary evidence that the requesting stockholders have met the stock ownership holding requirements; and (e) a description of any material interest the requesting stockholder has in the business to be conducted at the meeting.
•The requesting stockholders must maintain net long beneficial ownership of at least 25% of the Company’s outstanding shares of common stock through any special meeting called as a result of a special meeting request.
•The right of stockholders to request a special meeting would not be available in a limited number of circumstances, including: (a) if the special meeting request does not comply with the requirements of the Company’s governing documents; (b) if the special meeting request relates to an item of business that is not a proper subject for action by the stockholders of the Company under applicable law; (c) if a special or annual meeting of stockholders has been called or is called to be held within 90 days after the Company receives a valid special meeting request and the Board determines that the business at the annual or special meeting of stockholders includes the business in the stockholders’ special meeting request; (d) if a special meeting request is received by the Company during the period commencing 90 days prior to the first anniversary of the date of the most recent annual meeting and ending on the date of the final adjournment of the next annual meeting; (e) if an identical or substantially similar item was presented at a meeting of stockholders held within 120 days before the Company received the special meeting request (the nomination, election or removal of directors is a similar item with respect to all items involving the nomination, election or removal of directors, changing the size of the Board, or filling vacancies); (f) if two or more stockholder-requested special meetings have been held in the 12 months prior to the date that the special meeting request is received by the Company; or (g) if the special meeting request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
In addition to amendments and revisions related to the right of stockholders to request a special meeting of the stockholders of the Company, the amendments reflect in the Amended Bylaws, among other things:
•Limit the number of persons that a stockholder may nominate for election at a given stockholder meeting to the aggregate number of directors to be elected at such meeting.
•Revise certain procedural mechanics and disclosure requirements applicable to stockholder nominations, submission of stockholder proposals, and stockholder solicitation of proxies for persons not nominated by the Board pursuant to Rule 14a-19 under the Exchange Act of 1934.
•Revise certain provisions related to the adjournment of stockholder and director meetings.
•Contain certain revisions designed to better conform to amendments to the DGCL or judicial interpretations of the DGCL.
•Contain additional conforming, clarifying, technical, non-substantive, or ministerial revisions.
The full text of the Amended Bylaws is attached as Exhibit 3.3 and is incorporated herein by reference. In addition, a copy of the Amended Bylaws marked to show the above amendments is attached as Exhibit 3.4 and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)    The Company held its Annual Meeting on June 2, 2025.
(b)    The voting results from the Annual Meeting were as follows:
1.Each of the following three directors were re-elected to the Company's Board of Directors as Class III directors, to serve until the Company's 2026 annual meeting of stockholders in and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service. Each director received the number of votes set forth below.

Name	For	Against	Abstain	Broker Non-Vote
Carey F. Jaros	79,707,286	3,046,845	4,679,836	3,794,948
Eric J. Lindberg, Jr.	81,424,805	1,292,395	4,716,767	3,794,948
Jason Potter	84,509,120	643,083	2,281,764	3,794,948
2.The ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2026 was approved by a vote of 88,339,195 shares in favor, 446,927 shares against and 2,442,793 shares abstaining. There were no broker non-votes on this proposal.
3.The non-binding advisory resolution on the compensation of the Company’s named executive officer for the fiscal year ended December 28, 2024 was approved by a vote of 79,108,489 shares in favor, 6,039,820 shares against and 2,285,658 shares abstaining. There were 3,794,948 broker non-votes on this proposal.
4.The amendment to the Company’s Restated Certificate of Incorporation to provide stockholders holding a combined 25% or more of the Company’s common stock with the right to request a special meeting of stockholders was approved by a vote of 84,832,517 shares in favor, representing 86.56% of the Company's shares of common stock outstanding as of the record date for the Annual Meeting (the "Record Date"). Additionally, 319,249 shares were cast against, 2,282,201 shares abstained, and 3,794,948 shares were broker non-votes on this proposal.

5.The amendment to the Company’s Restated Certificate of Incorporation to permit the exculpation of officers consistent with changes to Delaware General Corporation Law was approved by a vote of 74,079,917 shares in favor, representing 75.59% of the Company’s shares of common stock outstanding as of the Record Date. Additionally, 10,944,151 shares were cast against, 2,409,899 shares abstained, and 3,794,948 shares were broker non-votes on this proposal.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Grocery Outlet Holding Corp.
3.2	Restated Certificate of Incorporation of Grocery Outlet Holding Corp., marked to show amendments effective as of June 4, 2025.
3.3	Amended and Restated Bylaws of Grocery Outlet Holding Corp., effective as of June 3, 2025.
3.4	Amended and Restated Bylaws of Grocery Outlet Holding Corp., marked to show amendments effective as of June 3, 2025.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

Date:	June 6, 2025	By:	/s/ Luke D. Thompson
		Name:	Luke D. Thompson
		Title:	Executive Vice President, General Counsel and Secretary